SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 9, 2005

Inverness Medical Innovations, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially due to numerous factors, including without limitation, the ability of Inverness Medical Innovations, Inc. (the “Company”) to transition the operations of its subsidiary, Cambridge Diagnostics Ireland Limited, to its other facilities in an efficient, effective and timely manner; to successfully integrate into its facilities the manufacturing and distribution of new products and the operations of acquired companies or businesses; to expand, as planned, its recently established manufacturing operation in China; to avoid manufacturing problems or delays at its facilities or the facilities of its third party manufacturers, including problems with suppliers or access to necessary materials; to comply with regulatory, permitting or licensing issues at its facilities; and to otherwise manage the risks and uncertainties described in the Company’s periodic reports filed with the Securities and Exchange Commission under the federal securities laws, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The Company undertakes no obligation to update any forward-looking statements.

ITEM 2.05         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As part of an ongoing review of its worldwide manufacturing operations for the purpose of improving efficiency, lowering operating costs and improving margins, on May 9, 2005, the Company committed to a plan to cease operations at its subsidiary, Cambridge Diagnostics Ireland Limited (“CDIL”).  Manufacturing, assembly and packaging operations currently conducted at CDIL will be moved to the Company’s facilities in Bedford, England; Shanghai, China; and Freehold, New Jersey.  Research and development efforts currently conducted at CDIL will also be relocated.  The shutdown is expected to commence in July 2005 and be completed in January 2006, although most of the restructuring will occur during 2005.

Total costs to be incurred in connection with the plant closing are expected to be approximately $6.6 million, including severance costs of approximately $2.1 million, other cash expenditures of approximately $1.3 million and non-cash fixed and current asset charges totaling approximately $3.2 million.  The charges will be recognized over the course of the plant closing consistent with accounting principles generally accepted in the United States of America and are expected to be approximately $3.5 million, $1.1 million and $1.7 million in the second quarter, third and fourth quarters of 2005 and $0.3 million in the first quarter of 2006.

Savings generated though lower operating costs and reduced depreciation charges are expect to be $0.6 million during 2005 and approximately $4.0 million during 2006 and thereafter.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

	BY:	/s/ Christopher J. Lindop
Christopher J. Lindop
Chief Financial Officer

Dated: May 13, 2005